                                                                   EXHIBIT 10.30

                               TRANSFER AGREEMENT
                                 IN RESPECT OF
           EQUITY INTEREST IN CHINA NETCOM (HOLDINGS) COMPANY LIMITED
                                  BY AND AMONG
                           CHINESE ACADEMY OF SCIENCES
          INFORMATION NETWORK CENTER OF STATE ADMINISTRATION OF RADIO,
                              FILM AND TELEVISION
                     CHINA RAILWAYS TELECOMMUNICATION CENTER
                      SHANGHAI ALLIANCE INVESTMENT LIMITED
                                       AND
                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                           DATED AS OF APRIL 20, 2004

                                    CONTENTS

1.  DEFINITION............................................................................  2
2.  EQUITY INTEREST TRANSFER..............................................................  3
3.  CONSIDERATION FOR EQUITY INTEREST TRANSFER............................................  3
4.  UNDERTAKINGS AND WARRANTIES...........................................................  4
5.  FURTHER UNDERTAKINGS..................................................................  5
6.  CONDITION PRECEDENT OF EQUITY INTEREST TRANSFER EFFECTIVENESS.........................  7
7.  THE PARTIES' RESPONSIBILITIES FOLLOWING THE EXECUTION OF THIS AGREEMENT...............  8
8.  EFFECTIVENESS OF THIS AGREEMENT AND THE EFFECTIVENESS OF EQUITY INTEREST
    TRANSFER UNDER THIS AGREEMENT.........................................................  8
9.  TERMINATION AND REVOKE OF THIS AGREEMENT..............................................  9
10. FORCE MAJEURE.........................................................................  9
11. MISCELLANEOUS.........................................................................  9

This Equity Interest Transfer Agreement (hereinafter referred to as "this Agreement") is made and entered into on April 20, 2004 in Beijing, People's Republic of China (hereinafter referred to as "PRC") by and among the following parties:

1. Chinese Academy of Sciences (hereinafter referred to as "CAS") Registered address:
      Principle business address:
      Legal representative:

2. Information Network Center of State Administration of Radio, Film and Television (hereinafter referred to as "INC-SARFT")
      Registered address:
      Principle business address:
      Legal representative:

3. China Railroad Communication Center (hereinafter referred to as "CRTC") Registered address:
      Principle business address:
      Legal representative:

4. Shanghai Alliance Investment Limited (hereinafter referred to as "Shanghai Alliance")
      Registered address:
      Principle business address:
      Legal representative:

      THE ABOVE FOUR PARTIES ARE COLLECTIVELY OR SEVERALLY REFEREED TO AS "THE TRANSFEROR" OR "THE RESPECTIVE TRANSFEROR." IN THIS AGREEMENT, "THE TRANSFEROR" ALSO REFERS TO OVERSEAS COMPANIES DESIGNATED BY THE RESPECTIVE TRANSFEROR AND RECOGNIZED BY CHINESE REGULATORY AUTHORITIES UNDER APPROPRIATE CIRCUMSTANCES.

5. China Network Communications Group Corporation ("China Netcom Group" or "the Transferee")
      Registered address: Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC
      Legal representative: Zhang Chun Jiang

WHEREAS:

(1) CAS, INC-SARFT, CRTC and Shanghai Alliance legally owns 25% equity interest in China Netcom (Holdings) Company Limited ("China Netcom Holdings");

(2) In order to fully implement the Telecommunication System Reform Plan (GUO FA [2004] 36) promulgated by the State Council , the Respective Transferor has in principle given their consent to the Restructuring and Listing Plan (hereinafter referred to as "China Netcom Group Restructuring and Listing Plan") submitted to the State Council by China Securities Regulatory Commission.

(3) Pursuant to the requirements of China Netcom Group Restructuring and Listing Plan and based on the terms and conditions of this Agreement, CAS, INC-SARFT, CRTC and Shanghai Alliance has agreed to transfer its 25% equity interest in China Netcom Holdings respectively and China Netcom Group has agreed to receive such equity interest transferred to it by the Respective Transferor.

      NOW, THEREFORE, for the purpose of restructuring China Netcom Group's relevant assets and its overseas listing and after friendly consultation, the parties hereto agree as follows:

1     DEFINITION

      Unless otherwise provided by the terms and content of this Agreement, the following terms have the meaning set out below:

"CHINA NETCOM                    China Netcom (Holdings)
                                 Company Limited, a company duly incorporated and validly existing under the laws of PRC with
        HOLDI                    limited liability. Its registered address is
                                 3/F, Zhong Guancun Building, No. 27 Zhong
                                 Guancun Avenue, Haidian District,
         NGS"                    Beijing, PRC. Its registered capital is RMB
                                 155,193,800.

"INDUSTRY AND COMMERCE           The State Administration for Industry and
REGISTRATION AUTHORITIES"        Commerce.
"TRANSFERRED EQUITY              The 25% equity interest in
INTEREST"                        China Netcom Holdings held by CAS, INC-SARFT,
                                 CRTC and Shanghai Alliance respectively.

"CONVERSION REGISTRATION         The date on which China Netcom Holdings'
DATE"                            conversion registration with Industry and
                                 Commerce Registration Authorities is completed.

"CNC BVI"                        Chine Netcom Group Corporation (BVI) Limited.

"CNC HK" China Netcom Group Corporation (Hong Kong) Limited. The company registration number is 692041.

"LISTING"                        The global initial public offering of CNC HK
                                 and its listing on Hong Kong or NY Stock
                                 Exchange.

"RESTRUCTURING ASSET             The restructuring of CNC HK for the purpose of
INJECTION"                       listing and the injection of the would-be
                                 listed assets and equity interest approved by the State-owned Assets Supervision and
                                 Administration Commission into CNC BVI, CNC
                                 HK and eventually into CNC China.

"CNC HK PRE-LISTING NET          The net assets value of CNC HK as of [December
ASSETS VALUE"                    31, 2003], audited  by PricewaterhouseCoopers
                                 Zhong Tian CPAs Limited Company in accordance with China GAAP and giving effect to the pro forma Restructuring Asset Injection.

"CHC HK'S STATE                  CAS, INC-SARFT, CRTC, Shanghai Alliance,
SHAREHOLDERS"                    Shandong Provincial State-owned Assets
                                 Supervision and Administration Commission
                                 (Shandong SASAC) as CNC HK's shareholders and their designated overseas companies recognized by Chinese regulatory authorities (as the case may be) and CNC BVI.

"STATE-OWNED ASSETS              The State-owned Assets Supervision and
   SUPERVISION AND               Administration Commission of the State Council
   ADMINISTRATION
   COMMISSION"

"MINISTRY OF COMMERCE"           The Ministry of Commerce of the PRC

"TRUST SHARES"                   The shares of CNC HK whose beneficial
                                 ownership is held by the Respective Transferor
                                 (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) through overseas trust arrangement.

2     EQUITY INTEREST TRANSFER

2.1 The Respective Transferor has agreed to transfer and the Transferee has agreed to receive the equity interests in accordance with the terms and conditions of this Agreement.

2.2 The transferred equity interest shall include all the corresponding owner's equity and is subject to no security interest or other third party right of any nature (including but not limited to the right of first refusal).

2.3 Commencing from the Conversion Registration Date, China Netcom Group owns 100% equity interest in China Netcom Holdings that becomes a wholly-owned subsidiary of China Netcom Group.

3     CONSIDERATION FOR EQUITY INTEREST TRANSFER

3.1 The parties herein unanimously confirm that the value of the 25% equity interest in China Netcom Holdings held by the Respective Transferor respectively is RMB 400 million. Notwithstanding of the foregoing, the value of the 25% equity interest confirmed by Section 3.1 serves only as the calculation basis for the number of CNC HK's shares transferred by CNC BVI to the Respective Transferor (or the Respective Transferor's designated companies recognized by Chinese regulatory authorities) (See
      Section 3.2 for the calculation method). China Netcom Group has no obligation to acquire the equity interest held by the Respective Transferor at such price in other manners other than in the manner stipulated in this Agreement.

3.2 As consideration for the receiving by the Transferee of the equity interest transferred to it, the Transferee will place the shares under trust with the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) through the Respective Transferor's designated directors in CNC BVI after the Conversion Registration Date. The details of such arrangement is as follows:

      3.2.1 The Respective Transferor (or the Respective Transferor's designated overseas companies holding the shares of CNC HK and recognized by Chinese regulatory authorities) has entered into a Declaration of Trust with CNC BVI and an agreement specifying the trust obligation [this agreement is entered into by three parties which are CNC BVI, China Netcom Group and the Respective Transferor (or their designated overseas companies holding the shares of CNC HK and recognized by Chinese regulatory authorities)]. (Please see Appendix for the text of this agreement. Such agreements are collectively referred to as the "Overseas Agreement" hereinafter referred to as.)

      3.2.2 Through the foregoing arrangement, the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) becomes the beneficial owners of the Trust Shares and owns the corresponding voting rights, the right to receive CNC HK dividend, the right to receive the proceeds from the sale of CNC HK shares attaching to such Trust Shares and other rights set forth in the Overseas Agreement as described in Section
            3.2.1 and assumes the obligations set forth in the above-mentioned agreements.

      3.2.3 Pursuant to the terms and conditions of the Overseas Agreement, CNC BVI is the nominal owner of the Trust Shares in CNC HK's register of shareholders as the trustee for the Respective Assignor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities.

   THE FOREGOING IS COLLECTIVELY REFEREED TO AS "OVERSEAS TRUST ARRANGEMENT".

3.3 The handling of all legal procedures related to CNC BVI's transfer of the CNC HK Trust Shares it holds to the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) specified in Section 3.2 (, including the legal procedures related to the Overseas Trust Arrangement described in
      Section 3.2) shall begin after China Netcom Group has injected into CNC HK the would-be-listed assets and will be completed during CNC HK's pre-listing period.

      The number of Trust Shares that CNC BVI has transferred to CAS, INC-SARFT, CRTC and Shanghai Alliance (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) separately is calculated as follows:

  The number of       The value of the 25% equity interest in         The number of CNC HK
Trust Shares that      China Netcom Holdings specified in                ordinary shares as of
  CNC BVI shall                     Section 3.1                          the time when the
 transfer to the      --------------------------------------             transfer of the shares
    Respective       =                                      X            specified in Section
    Transferor         CNC HK's pre-listing net assets value             3.2 occurs

3.4 The parties to this Agreement confirm that the value of the 25% equity interest in China Netcom Holdings held by the Respective Transferor specified in Section 3.1 is true and fair.

4     UNDERTAKINGS AND WARRANTIES

4.1 Each party to this Agreement severally or jointly undertakes and warrants to the other parties to this Agreement as follows:

      4.1.1 Undertakings and warranties by the Respective Transferor

            (a) The Respective Transferor has all the powers and authorization to execute this Agreement and performs its obligations under this Agreement;

            (b) The Respective Transferor has severally obtained all internal approvals, authorizations and consents required for the execution of this Agreement;

            (c) The signing representative of the Respective Transferor has obtained all necessary internal authorization for the execution of this Agreement and other actions;

            (d) The Respective Transferor has agreed to actively cooperate with relevant government authorities in matters related to applications and approvals for the purpose of facilitating the equity interest transfer under this Agreement;

            (e) All documentation and information related to the equity interest transfer under this Agreement provided by the Respective Transferor to the Transferee and the approval authorities are true, accurate and valid;

            (f) Currently and till the Conversion Registration Date the transferred equity interest is subject to no security interest or any other third party rights (including but not limited to the right of first refusal);

            (g) The Respective Transferor will take necessary actions to expedite the satisfaction of the "condition precedent" specified in Section 6.2.

      4.1.2 Undertakings and warranties by the Transferee

            (a) The Transferee has all the powers and authorization to execute this Agreement and performs its obligations under this Agreement;

            (b) The Transferee has obtained all internal approvals, authorizations and consents required for the execution of this Agreement;

            (c) The signing representative of the Transferee has obtained all necessary internal authorization for the execution of this Agreement and other actions;

            (d) The Transferee has agreed to actively cooperate with relevant government authorities in matters related to applications and approvals for the purpose of facilitating the equity interest transfer under this Agreement;

            (e) All documentation and information related to the equity interest transfer under this Agreement provided by the Transferee to the Transferor and the approval authorities are true, accurate and valid;

            (f) The Transferee will take necessary actions to expedite the satisfaction of the "condition precedent" specified in Section 6.2.

4.2 Each party (the "Responsible party") herein undertakes to the other parties to this Agreement that, if the falsity, inaccuracy or incompleteness of its warranties or the consequences caused by reasons related to its warranties or the content of its warranties during the period when such warranties are given till the date when CNC BVI transfers part of its CNC HK shares to the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) has resulted in any responsibility, obligation, loss, damage, injury, fine, penalty, claim, recourse, litigation, fee, spending and expenditure borne by any other party (the "Damaged party") (no matter whether all such losses have been caused by the other party's acts or omissions or other reasons), it will be responsible for fully indemnifying the Damaged party for all such losses.

5     FURTHER UNDERTAKINGS

      In respect of the consideration payment arrangement specified in Section 3.2, the Respective Transferor has further undertaken as follows:

5.1 With reference to relevant stipulations of the Provisional Measures on Administration for Selling-down State-owned Shares and Raising Social Security Fund (hereinafter referred to as the "Selling-down Measures"), the Respective Transferor, as a state shareholder of CNC HK, shall fulfill its relevant obligations attached to state shareholders in CNC HK's initial public offering and has agreed, together with other CNC HK's shareholders such as China Netcom Group, Shandong SASAC, (or has procured its designated overseas companies recognized by Chinese regulatory authorities), to jointly instruct the trustee of the Trust Shares to sell a certain amount of CNC HK shares and contribute all of the proceeds to the national social security fund. The number of CNC HK shares the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) shall sell severally in accordance with the foregoing undertakings is calculated as follows:

The number of          The number of CNC HK Trust Shares owned by            The
  shares the              the Respective Transferor                        number of
  Respective                directly or indirectly                        additional
  Transferor         ----------------------------------------------       new shares
  shall sell      =                                                   X     issued    X  10%
                          The number of the total CNC HK shares            upon CNC
                         owned by all the state shareholders of              HK's
                                 CNC HK directly or indirectly             listing


5.2 Notwithstanding the foregoing, if Chinese regulatory authorities has further requirements regarding CNC HK state shareholders' selling-down of CNC HK shares and contribution to the national social security fund, the Respective Transferor shall complete relevant legal procedures as requested by Chinese regulatory authorities. Following the listing of CHC HK, if during the period when the Respective (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) remains the holder of CNC HK shares, the Respective Transferor shall be obliged to go on performing its obligations of selling down state-owned shares in accordance with the requirements of the Selling-down Measures (the number of shares the Respective Transferor shall sell is calculated according to the method set forth in Section 5.1).

5.3 The Respective Transferor, as CNC HK's state shareholder, shall not transfer the CNC HK shares it has acquired in accordance with the arrangement described in Section 3.2 (excluding the shares sold in accordance with in Section 5.1 and Section 5.2) within two years following the listing of CNC HK (hereinafter referred to as "Shares Lock-up Period) and shall enter into the Lock-up Agreement.

5.4 After the Lock-up Period, the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) can sell the CNC HK shares it holds upon the satisfaction of the following conditions:

      5.4.1 Compliance with the prevailing applicable laws and regulations, or policies governing foreign capital's entry into Chinese telecommunication industry;

      5.4.2 Approvals from Chinese supervisory authorities (including but not limited to the State-owned Assets Supervision and Administration Commission or the local state-owned assets supervision and administration authorities that have relevant powers, as well as the Ministry of Commerce) for the transfer by the Respective Transferor the CNC HK shares it holds (including but not limited to the number, manner and price of the share transfer) have been obtained.

5.5 The Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities), as the state shareholder of CNC HK, is required to fulfill other obligations attached to state shareholders during the period it holds CNC HK shares. The Respective Transferor should consult China Netcom Group before proceeding with the Chinese application and approval procedures required for the transfer of CNC HK Trust Shares. In addition, China Netcom Group (or CNC BVI) has the right of first refusal in respect of the transfer of part or the entire Trust Shares of CNC HK by the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) to an independent third party based on the same prices.

5.6 Upon the completion of the legal procedures (including the legal procedures related to the Overseas Trust Arrangement) in respect of the transfer of part of the CNC HK shares in the manner specified in this Agreement by CNC BVI to the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities), the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) has agreed to appoint CNC BVI as the trustee for the management of the Trust Shares. China Netcom Group has agreed to procure CNC BVI to confirm that the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) is the beneficial owner of the Trust Shares. The aforesaid Overseas Trust Arrangement shall include the following key points:

      5.6.1 Pursuant to laws applicable to the trust arrangement, the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities), as the beneficiary, has agreed to receive CNC BVI as the trustee for the Trust Shares and has entered into a Declaration of Trust and an agreement specifying the rights and obligations attaching to the trust to set forth the rights and obligations of both parties;

      5.6.2 The Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) shall entrust CNC BVI with relevant legal procedures in respect of the transfer of Trust Shares;

      5.6.3 China Netcom Group herein confirms that the corresponding voting rights, the right to receive CNC HK dividend, the right to receive the proceeds from the sale of CNC HK shares attaching to the Trust Shares and other rights set forth in the Overseas Agreement as described in Section 3.2.1 shall be enjoyed by the Respective Transferor severally;

      5.6.4 If the Respective Transferor (or the Respective Transferor's designated overseas companies recognized by Chinese regulatory authorities) intends to create any lien over the Trust Shares, it should obtain the prior consent of CNC BVI and CNC BVI shall be responsible for relevant legal procedures.

5.7 The Respective Transferor undertakes that, as the state shareholder of China Netcom Holdings, it will make its best effort to expedite in the listing of CNC HK.

The Respective Transferor herein undertakes that, according to the principle of actual benefit, if the Respective Transferor's overseas companies recognized by Chinese regulatory authorities hold part of the CNC HK shares in accordance with the Overseas Trust Arrangement and the approvals by the governmental authorities, the Respective Transferor shall ensure that it will procure their respective overseas companies, as the state shareholders of CNC HK, to act in compliance with the undertakings by the Respective Transferor under Section 5.1 and Section 5.7.

   6.    CONDITION PRECEDENT OF EQUITY INTEREST TRANSFER EFFECTIVENESS

6.1 The parties have agreed to make their best effort severally or jointly to expedite the completion of all governmental approval and registration procedures required for the equity interest transfer.

6.2 Unless the parties to this Agreement have expressed their waiver of any of the following conditions in writing, the effectiveness of the transfer of the equity interest in China Netcom Group under this Agreement is conditional upon the full satisfaction of the following conditions:

      6.2.1 The Sate Council has approved the China Netcom Group Restructuring and Listing Plan;

      6.2.2 Relevant Chinese governmental authorities has granted their waiver in respect of the assessment of the overall assets of China Netcom Holdings;

      6.2.3 The Ministry of Commerce has granted the Respective Transferor (or the Respective Transferor's designated overseas companies) its permission to receive part of the CNC HK shares held by CNC BVI and which are transferred to it in the manner specified in Section 3.2.

      6.2.4 The shareholders of CNC HK preference shares have agreed that the equity interest transfer under this Agreement or CNC HK preference shares no longer exist.

7     THE PARTIES' RESPONSIBILITIES FOLLOWING THE EXECUTION OF THIS AGREEMENT

7.1 If the condition precedent specified in Section 6.2 is not fully satisfied by [August 1], 2004, upon unanimous agreement and for the purpose of expediting the equity interest transfer under this Agreement, the parties to this Agreement have agreed to waive the conditions precedent that can not be satisfied or take remedial actions in accordance with the stipulations set forth in Section 7.2;

7.2 If the China Netcom Group Restructuring and Listing Plan approved by the State Council does not include the consent to the Respective Transferor (or the Respective Transferor's designated overseas companies) directly holding CNC HK shares, the parties to this Agreement have agreed to enter into other agreements for the purpose of expediting the listing of CNC HK.

8 EFFECTIVENESS OF THIS AGREEMENT AND THE EFFECTIVENESS OF EQUITY INTEREST TRANSFER UNDER THIS AGREEMENT

8.1 This Agreement shall come into effect once executed by the legal representatives or authorized representatives of the parties and affixed with their official seals.

8.2 The parties have unanimously agreed that, within two working days after the condition precedent specified in Section 6.2 is fully satisfied (including the waiver of some conditions precedent in accordance with the stipulations in Section 7.1), it will submit all the legal documents required for the industry and commerce conversion registration with the Industry and Commerce Registration Authorities.

8.3 To expedite the industry and commerce registration described in Section 8.2, the Respective Transferor hereto agree that it will execute and issue legal documents related to the industry and commerce conversion registration of the equity interest transfer within five working days upon the execution of this Agreement and will hand over such legal documents executed and sealed to China Netcom Group for filing and issue a power of attorney to entrust China Netcom Group with the industry and commerce conversion registration procedure.

8.4 The parties to this Agreement have unanimously confirmed that the profits or losses from the equity interest in China Netcom Holdings will be enjoyed or borne by China Netcom Group if the condition precedent specified in Section 6.2 is fully satisfied.

8.5 The parties have agreed that China Network Communications Group Corporation shall be deemed to enjoy all rights attached to the shareholders of China Netcom (Holdings) Company Limited (including the investment approval right stipulated in its Articles of Association) since the execution date of this Agreement.

9     TERMINATION AND REVOKE OF THIS AGREEMENT

9.1 If agreement among the parties and confirmed in writing, this Agreement can be terminated any time for such reasons: (i) compulsory stipulation of laws and regulations; (ii) government supervisions; (iii) the occurrence of Force Majeure events specified in Section 10; (iv) the occurrence of events that will result in the unfulfilling of the purpose of this Agreement.

9.2 After this Agreement is terminated pursuant to the stipulations in Section 9.1, the parties to this Agreement shall return to the other party the interests or other properties it has acquired from such other party in accordance with the principle of good faith.

10    FORCE MAJEURE

10.1  The parties have agreed that the following events will constitute Force
      Majeure:

      10.1.1 Objective situations that are unforeseeable, unavoidable and that cannot be overcome at the time this Agreement is executed and that will result in the failure of fulfilling this Agreement or timely fulfillment of this Agreement.

      10.1.2 Changes in Chinese policies and laws that result in the failure of fulfilling this Agreement.

10.2 Other events that occur to the parties or any party other than that described in the previous Section, including but not limited to the changes in management, organizational structure and etc are not Force Majeure events specified in this Section.

10.3 In the event of Force Majeure that causes any party to fail to perform its obligation under this Agreement, this party is not liable for breach of agreement. However, this affected party shall provide to the other parties relevant evidences certified by the notary within [10] working days after the occurrence of the Force Majeure event.

11    MISCELLANEOUS

11.1  CONFIDENTIAL RESTRICTION

      In relation to the confidential and proprietary information (hereinafter referred to as "Confidential Information") disclosed by any party to another party with respect to its businesses, financial status and other confidential affairs for the purpose of equity interest transfer under this Agreement, the receiver shall: (i) keep the confidential information under confidentiality; (ii) not disclose above Confidential Information (except for the information disclosure as required by Section 11.2 under this Agreement) to any persons or entities other than its employees and professional advisors that need access to the Confidential Information to perform their duties.

11.2  INFORMATION DISCLOSURE

      In respect of this equity interest transfer, each party has agreed and undertaken to duly perform its information disclosure obligation under this Agreement in accordance with relevant regulations and laws to practically protect the interests of each party. Upon the completion of the equity interest transfer procedure, each party shall continue to duly perform its information disclosure obligation in accordance with relevant regulations and laws.

11.3  GOVERNING LAWS

      The formation, effectiveness, interpretation and performance of this Agreement and dispute resolution shall be governed by the laws of PRC (excluding Hong Kong Special Administrative Region for the purpose of this Agreement).

11.4  DISPUTE RESOLUTION

      Any disputes arising from the execution, performance and interpretation of this Agreement shall be first resolved by sincere negotiation.

11.5  EXPENSES AND TAXATION

      11.5.1 Each party shall share equally the equity transfer expenses, such as approval and registration expenses that required to be paid and charged by governmental regulatory authorities in accordance with relevant laws and regulation.

      11.5.2 The taxes to be collected individually from each party in accordance with laws and regulations shall be assumed by the taxpayer against whom the taxes are levied.

11.6  WAIVER

      The failure or delay of exercising the rights under this Agreement or any other contracts or agreements in connection with this Agreement of any party hereto shall not be deemed as the waiver of such rights; any sole or partial exercise of such rights shall not hinder the full exercise of such rights in the future.

11.7  AMENDMENTS AND SUPPLEMENT

      This Agreement shall not be amended or supplemented orally and may be amended or supplemented only upon endorsement on written documents by each party. Any supplements to this Agreement shall be deemed as indivisible parts of this Agreement.

11.8  SEVERABILITY

      The invalidity of any Sections hereto shall not affect the validity of any other Sections of this Agreement.

11.9  ENTIRE AGREEMENT

      This Agreement, together with all the appendices hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes prior agreements entered into among the parties which are different from this Agreement.

11.10 NOTIFICATION

      Any notices as required by this Agreement sent by any party hereto to another shall be written in Chinese and sent by registered mail, or by fax confirmed by a registered mail immediately to relevant parties. Notices required to be sent by this Agreement shall be deemed as received after [3] days of the date of postmark if by registered mail, and the sending date if by fax. All notices shall be addressed to the addresses first listed above until the recipient issues a written notice to the other party notifying the change of address.

11.11 COUNTERPARTS OF THIS AGREEMENT

      This Agreement is made in fifteen counterparts, each party keeps one. The other ten counterparts will be used for approval processing and conversion registration procedures.

                                       11
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                                                                      SCHEDULE A

Name and Address of the Transferors
China Netcom Group Corporation (BVI) Limited            P.O. Box 3140,
                                                        Wickhams Cay I
                                                        Road Town, Tortola
                                                        British Virgin Islands

Chinese Academy of Sciences                             No 52 Sanlihe Road
                                                        Xicheng District
                                                        Beijing, China

Information and Network Center of State                 No 2 Fuxingmenwai Avenue
  Administration of Radio, Film and Television          Xicheng District
                                                        Beijing, China

China Railways Telecommunications Center                No 18 Beifengwo Road
                                                        Haidian District
                                                        Beijing, China

Shanghai Alliance Investment Limited                    No 19 Gaoyou Road
                                                        Shanghai, China

Shandong Provincial State-owned Assets Supervision      No 37 Jiefang Road
  and Administration Commission                         Jinan City
                                                        Shandong Province, China